140103

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20110260083-43
Ross Miller Secretary of State State of Nevada	Filing Date and Time 04/06/2011 9:25 AM
	Entity Number C9566-1996

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Merger
(Pursuant to NRS Chapter 92A)

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200):

☐ If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article one.

RedFin Network, Inc.
Name of merging entity

Florida
Jurisdiction

corporation
Entity type *

Name of merging entity

Jurisdiction

Entity type *

Name of merging entity

Jurisdiction

Entity type *

Name of merging entity

Jurisdiction

Entity type *

and,

Secured Financial Network, Inc.
Name of surviving entity

Nevada
Jurisdiction

corporation
Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190):

Attn:

c/o:

3) Choose one:

☒ The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

☐ The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).

4) Owner's approval (NRS 92A.200) (options a, b or c must be used, as applicable, for each entity):

☐ If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from the appropriate section of article four.

(a) Owner's approval was not required from

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Secured Financial Network, Inc.

Name of surviving entity, if applicable

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

RedFin Network, Inc.
Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)

Page 5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

Article I of the Articles of Incorporation, as amended, of the surviving entity is hereby amended to change the name of the corporation to RedFin Network, Inc.

6) Location of Plan of Merger (check a or b):

☒ (a) The entire plan of merger is attached;

or,

☐ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date (optional)**: close of business April 25, 2011

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

☐ If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article eight.

RedFin Network, Inc.
Name of merging entity

X [signature] | Chief Financial Officer | 4/5/11
Signature | Title | Date

Name of merging entity

X
Signature | Title | Date

Name of merging entity

X
Signature | Title | Date

Name of merging entity

X
Signature | Title | Date

and,

Secured Financial Network, Inc.
Name of surviving entity

X [signature] | President | 4/5/11
Signature | Title | Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

AGREEMENT AND PLAN OF MERGER
by and between
SECURED FINANCIAL NETWORK, INC.,
a Nevada corporation
and
REDFIN NETWORK, INC.,
a Florida corporation

THIS AGREEMENT AND PLAN OF MERGER, dated as of April 4, 2011, is by and between Secured Financial Network, Inc., a Nevada corporation ("**Parent**") and RedFin Network, Inc., a Florida corporation ("**RedFin**"). The Parent and RedFin are sometimes hereinafter collectively referred to as the "**Corporations**".

W I T N E S S E T H:

WHEREAS, RedFin was incorporated under the laws of the State of Florida on November 1, 2007 and the authorized capital stock of RedFin consists of 100 shares of common stock ("**RedFin Common Stock**"), all of which such shares were issued and outstanding on the date hereof and owned by the Parent;

WHEREAS, pursuant to the provisions of Section 92A. 190 of the Nevada Revised Statutes ("**NRS**") and the provisions of Section 607.1101 of the Florida Business Corporations Act ("**FBCA**"), RedFin shall merge with and into the Parent (the "**Merger**"), with the Parent to be the surviving corporation of the Merger and to continue its existence under the NRS;

WHEREAS, the Merger is permitted by the laws of each of the States of Nevada and Florida and each corporation is complying with the laws of its respective state of incorporation with respect to the Merger; and

WHEREAS, the respective Boards of Directors of the Corporations, and the Parent, as the sole shareholder of RedFin, by resolutions duly adopted, have approved this Agreement and the Merger and no consent of the Parent's stockholders is required for the Merger.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements set forth herein, the Corporations hereby agree as follows:

ARTICLE ONE
MERGER

1.1. On the Effective Date (as defined in Section 1.6), and in accordance with the provisions of the NRS and the FBCA, RedFin shall be merged with and into the Parent and the Parent shall be the surviving corporation (the "**Surviving Corporation**") of the Merger.

1.2. On the Effective Date, the separate existence of RedFin shall cease and the Surviving Corporation shall possess all the rights, privileges, powers and franchises, as well of a public as of a private nature, and shall be subject to all the restrictions, disabilities and duties of RedFin; and all and singular, the rights, privileges, powers and franchises of RedFin, and all property, real, personal and mixed, and all debts due to RedFin on whatever account, as well for stock subscriptions as all other things in action or belonging to or due to RedFin, shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and all property, rights, privileges, powers and

franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of RedFin, and title to any real estate or interest therein, vested by deed or otherwise in RedFin, shall not revert or be in any way impaired by reason of the Merger, but all rights of creditors and any liens upon the property of RedFin shall be preserved unimpaired; and all debts, liabilities and duties of RedFin shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it. Any action or proceeding, whether civil, criminal or administrative, pending by or against RedFin shall be prosecuted as if the Merger had not take place, or the Surviving Corporation may be substituted in such action or proceeding in place of RedFin.

1.3. From time to time after the Effective Date, the last acting officers of RedFin or the corresponding officers of the Surviving Corporation may, in the name of RedFin, execute and deliver all such proper deeds, assignments and other instruments and take or cause to be taken all such further or other actions, as the Surviving Corporation, or its successors or assigns, may deem necessary or desirable in order to vest in, or perfect or confirm to, the Surviving Corporation and its successors and assigns, title to, and possession of, all of the property, rights, privileges, powers and franchises referred to in Section 1.2 and otherwise to carry out the intent and purposes of this Agreement.

1.4. All corporate acts, plans (including, without limitation, stock option plans), policies, approvals and authorizations of RedFin, its shareholder, Board of Directors, committees elected or appointed by its Board of Directors, officers and agents, which are valid and effective immediately prior to the Effective Date, shall be taken for all purposes as the acts, plans, policies, approvals and authorizations of the Surviving Corporation and shall be as effective and binding on the surviving corporation as they were with respect to RedFin.

1.5. On and after the Effective Date, (a) the Articles of Incorporation and By-Laws of the Parent, as in effect on the date hereof, shall continue to be the Articles of Incorporation and By-Laws of the Surviving Corporation, unless and until they are thereafter duly altered, amended or repealed, as provided therein or by law, and (b) the persons serving as directors and officers of the Parent immediately prior to the Effective Date shall be the directors and officers, respectively, of the Surviving Corporation until their respective successors shall have been elected and shall have been duly qualified or until their earlier death, resignation or removal.

1.6. Articles of Merger shall be signed, verified and filed with each of the Secretary of State of Nevada and the Secretary of State of Florida. The Merger shall become effective on the close of business on April 25, 2011, which such date is referred to herein as the "**Effective Date.**"

ARTICLE TWO
CANCELLATION OF SHARES

On the Effective Date, the RedFin Common Stock owned by the Parent immediately prior to the Effective Date shall, by virtue of the Merger and without any action on the part of any party, be cancelled and retired and all rights in respect thereof shall cease.

ARTICLE THREE
CONDITIONS

The consummation of the Merger is subject to the satisfaction prior to the Effective Date of the following condition:

3.1. No governmental authority or other third party shall have instituted or threatened any action or proceeding against Red Fin or Parent to enjoin, hinder or delay, or to obtain damages or other relief in connection with, the transactions contemplated by this Agreement; and no action shall have been taken by any court or governmental authority rendering RedFin or Parent unable to consummate the transactions contemplated by this Agreement.

ARTICLE FOUR
TERMINATION

This Agreement may be terminated and the Merger abandoned by RedFin or the Parent by appropriate resolution of its respective Board of Directors and for any reason whatsoever, at any time prior to the Effective Date, whether before or after approval and adoption of this Agreement by the Parent as the sole shareholder of RedFin. In the event that this Agreement is terminated, it shall become void and shall have no effect, and no liability shall be imposed upon either of the Corporations or the directors, officers or stockholders thereof.

ARTICLE FIVE
AMENDMENT AND WAIVER

Prior to the Effective Date, whether before or after approval of this Agreement by the Parent as the sole shareholder of RedFin, this Agreement may be amended or modified in any manner as may be determined in the judgment of the respective Boards of Directors of the Corporations to be necessary, desirable or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the filing, recording or official approval of this Agreement and the Merger in accordance with the purposes and intent of this Agreement. Any failure of either of the Corporations to comply with any of the agreements set forth herein may be expressly waived in writing by the other corporation.

SECURED FINANCIAL NETWORK, INC.,
a Nevada corporation

By: ______________________
Jeffrey L. Schultz, President

REDFIN NETWORK, INC.,
a Florida corporation

By: ______________________
Michael E. Fasci, Chief Financial Officer